Exhibit 5.1

June 14, 2023

Siyata Mobile Inc.

1751 Richardson Street, Suite #2207

Montreal, Quebec, H3K 1G6

Re:	Siyata Mobile Inc. – Registration Statement on Form F-1

We have acted as Canadian legal counsel to Siyata Mobile Inc., a British Columbia corporation (the “Company”), in connection with the filing of a Registration Statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the offering by the Company common shares in the capital of the Company (each a “Common Share”) for aggregate gross proceeds of up to US$4,000,000.00 (the “Offering”).

We understand that the Common Shares are to be sold to investors on a “reasonable best efforts” basis as described in the Registration Statement and pursuant to a placement agent agreement to be entered into by and between the Company and Maxim Group, LLC, substantially in the form filed as an exhibit to the Registration Statement.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the Offering, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution, and delivery of all agreements, instruments, and other documents by all parties thereto (other than the due authorization, execution, and delivery of each such agreement, instrument, and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Our opinion is limited to law of the Province of British Columbia, including all applicable provisions of the British Columbia Business Corporations Act. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that the creation and issuance of the Common Shares has been duly authorized by all necessary corporate action by the Company and, when such Common Shares are issued and sold in the manner and under the terms described in the Registration Statement, they will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the section of the Registration Statement included therein entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 8.a. of Form F-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention and that may alter, affect, or modify the opinion expressed herein after the effective date of the Registration Statement.

Sincerely,

/s/ Cassels Brock & Blackwell LLP